Exhibit 99.1

CONTACT:
Brooke Kane
Marketing Manager	Investor Relations
703.989.7020	703.742.5393
press@quadramed.com	InvestorRelations@quadramed.com

The Department of Veteran Affairs Awards QuadraMed

$21.8 Million Contract For HIM And Revenue Cycle Management Technology

RESTON, VA – (December 12, 2007) – QuadraMed® Corporation (Amex: QD) today announced that the Department of Veterans Affairs has again awarded the company an annual Task Order contract under its existing Blanket Purchase Agreement, with a stated value of approximately $21.8 million. This most recent Task Order renews the term license for QuadraMed’s Encoder Product Suite (EPS), and for related training services for all Veterans Affairs (VA) Medical Centers nationwide during the government’s 2008 fiscal year (FY). VA Medical Centers have been licensed to use QuadraMed EPS since 2005.

QuadraMed EPS is a comprehensive VistA-integrated Health Information Management (HIM) and Revenue Cycle Management solution used by the HIM and billing departments of all VA medical centers. It includes software for inpatient and outpatient coding, compliance, claims editing and revenue cycle workflow.

“This Task Order underscores the quality and value that we believe QuadraMed has consistently delivered to the Department of Veterans Affairs,” said Keith Hagen, QuadraMed President and CEO. “By delivering this value solution, QuadraMed has and will continue to take an active role in helping VA medical centers more efficiently manage the high quality of care they provide, while helping to contain the cost of that care to taxpayers.”

This $21.8 million Task Order includes annual term software licenses of $18.3 million, providing an increase of approximately $4.8 million in FY over FY contracted license fees, and services of $3.5 million for the government’s fiscal year 2008 which ends on September 30, 2008. Additionally, QuadraMed was granted an extension to the fiscal year 2007 contract through March 2008, in order for it to deliver the remaining $2.3 million of the services under that order.

The following QuadraMed functionality has been found to provide value across the VA Medical Center network:

•	Increased data integrity and productivity through coding wizards, real-time compliance monitoring, and customizable billing and coding edits

•	Electronic work assignment

•	Customizable reporting for inpatient and outpatient encounters

•	CMS and UB claims scrubber

•	Communication tools supporting inter-departmental efficiency and encounter workflow

•	Proven QuadraMed integrated HIM technology

The QuadraMed EPS solution integrates key clinical elements through the VA’s clinical package, CPRS, with revenue cycle coding and billing tools. These tools provide an integrated healthcare information system for the VA.

QuadraMed’s valued subcontractors include DSS, Inc., MEGAS, and Unicor, with their VistA-integration utilities, case assignment, reporting, claims auditing and professional fee coding tools.

For information about all QuadraMed products and related services, visit www.quadramed.com or call 800-393-0278.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real-world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost-effectively. Behind the company’s products and services is a staff of 750 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "intend," "plan," "estimate," "may," "should," "could," and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission ("SEC"). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

Notwithstanding any statement or expression contained herein, nothing contained in this press release states or implies that the Department of Veterans Affairs endorses a product, project or commercial line of endeavor.

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QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.